FIRST AMENDMENT TO
BROOKDALE SENIOR LIVING INC.
ASSOCIATE STOCK PURCHASE PLAN

The Brookdale Senior Living Inc. Associate Stock Purchase Plan is hereby amended, effective December 12, 2013, as follows:

1.            Section 6.1 is hereby amended and restated in its entirety to read as follows:

"RESERVED SHARES OF STOCK.  The Company shall initially reserve one million (1,000,000) shares of Stock for issuance upon exercise of the options granted under this Plan.  The number of shares of Stock reserved for issuance under this Plan shall automatically increase by two hundred thousand (200,000) shares the first day of each calendar year beginning January 1, 2010 and ending December 31, 2013."